JOINT FILER INFORMATION


NAME:  DANIEL B. ZWIRN

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER:  D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL:  Global Services Partners Acquisition Corp. (GSPAB)

DATE OF EVENT REQUIRING STATEMENT:  March 26, 2008

                            JOINT FILER INFORMATION


NAME:  D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, LTD.

ADDRESS:  c/o  GlobeOp Financial Services LLC ("GlobeOp")
          156 West 56th Street, 6th Floor
          New York, NY 10019

DESIGNATED FILER:  D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL:  Global Services Partners Acquisition Corp. (GSPAB)

DATE OF EVENT REQUIRING STATEMENT:  March 26, 2008

                            JOINT FILER INFORMATION


NAME: D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER:  D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL:  Global Services Partners Acquisition Corp. (GSPAB)

DATE OF EVENT REQUIRING STATEMENT:  March 26, 2008

                            JOINT FILER INFORMATION


NAME: ZWIRN HOLDINGS, LLC

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER:  D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL:  Global Services Partners Acquisition Corp. (GSPAB)

DATE OF EVENT REQUIRING STATEMENT:  March 26, 2008

                            JOINT FILER INFORMATION


NAME: DBZ GP, LLC

ADDRESS:  c/o D.B. Zwirn & Co., L.P.
          745 Fifth Avenue, 18th Floor
          New York, NY 10151

DESIGNATED FILER: D.B. Zwirn & Co., L.P.

ISSUER AND TICKER SYMBOL:  Global Services Partners Acquisition Corp. (GSPAB)

DATE OF EVENT REQUIRING STATEMENT:  March 26, 2008